EXHIBIT 99.1

Huttig Building Products, Inc. Announces Third Quarter 2017 Results

Third Quarter 2017 Highlights:

  Net sales of $199.6 million
  Gross margin of 20.7 percent
  Total available liquidity of $70.9 million

ST. LOUIS, Oct. 30, 2017 (GLOBE NEWSWIRE) --  Huttig Building Products, Inc. (“Huttig” or the “Company”) (NASDAQ:HBP), a leading domestic distributor of millwork, building materials and wood products, today reported financial results for the third quarter ended September 30, 2017.

“We continued to make significant progress in implementing our strategic plan during the third quarter and are rapidly approaching the sales execution stage of our growth initiatives," said Jon P. Vrabely, President and CEO of Huttig Building Products. "While 2017 has been an investment year for Huttig, these investments position us to fundamentally transform and diversify our business to consistently deliver profitable growth.”

SUMMARY OF THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2017 RESULTS
(unaudited)
(In Millions, Except Per Share Data)

	Three Months Ended September 30,
	2017		2016
Net sales	$199.6	100.0%	$192.8	100.0%
Gross margin	41.3	20.7%	41.4	21.5%
Operating expenses	38.2	19.1%	33.6	17.4%
Operating income	3.1	1.6%	7.8	4.0%
Income from continuing operations before taxes	2.2	1.1%	7.3	3.8%
Net income	1.4	0.7%	4.7	2.4%
Income from continuing operations per share -
basic and diluted	0.05		0.19
Net income per share - basic and diluted	0.05		0.19

	Nine Months Ended September 30,
	2017		2016
Net sales	$574.0	100.0%	$549.5	100.0%
Gross margin	119.0	20.7%	115.6	21.0%
Operating expenses	113.3	19.7%	94.7	17.2%
Operating income	5.7	1.0%	20.9	3.8%
Income from continuing operations before taxes	3.5	0.6%	19.3	3.5%
Net income	2.7	0.5%	16.5	3.0%
Income from continuing operations per share -
basic and diluted	0.10		0.48
Net income per share - basic and diluted	0.10		0.65

Results of Operations

Three Months Ended September 30, 2017 Compared to Three Months Ended September 30, 2016

Net sales were $199.6 million in 2017, which was $6.8 million, or 4 percent, higher than in 2016.  The increase in net sales was due to the general increase in housing activity, which was up 1 percent over the prior year.

Millwork sales were flat in 2017 at $97.6 million, compared to 2016. Building products sales increased 7 percent in 2017 to $82.6 million primarily due to increases in sales of our Huttig-Grip products. Wood product sales increased 5 percent in 2017 to $19.4 million.

Gross margin was $41.3 million in 2017, compared to $41.4 million in 2016.  As a percentage of sales, gross margin was 20.7 percent in 2017, compared to 21.5 percent in 2016. The gross margin percentage decrease was primarily due to increased production variances on lower production millwork sales during the three months ended September 30, 2017. Production variances occur when there is a mismatch between planned and actual number of units produced.

Operating expenses increased $4.6 million to $38.2 million in 2017, compared to $33.6 million in 2016.  The increase was primarily due to higher costs as a result of hiring additional sales and warehouse personnel related to our Huttig-Grip Division and repair and remodel growth initiatives.  The increase was also impacted by legal fees incurred defending our Huttig-Grip Division’s right to compete in the fastener market. As a percentage of sales, operating expenses increased to 19.1 percent in 2017 compared to 17.4 percent in 2016.

Net interest expense was $0.9 million in 2017 and $0.5 million in 2016.  The increase was primarily due to higher average debt and higher borrowing rates in 2017 compared to 2016.

Income tax expense of $0.9 million was recognized for the quarter ended September 30, 2017.  Income tax expense of $2.5 million was recognized for the third quarter of 2016.

As a result of the foregoing factors, we reported income from continuing operations of $1.3 million in the third quarter of 2017 compared to $4.8 million in the third quarter of 2016.

Adjusted EBITDA was $4.9 million in the third quarter of 2017 compared to $9.2 million in the third quarter of 2016. Adjusted EBITDA is a non-GAAP measurement. See attached reconciliation of Non-GAAP Financial Measures.

Nine Months Ended September 30, 2017 Compared to Nine Months Ended September 30, 2016

Net sales were $574.0 million in 2017, which was $24.5 million, or 4 percent, higher than in 2016.  The increase was primarily due to higher levels of construction activity, which was up 3 percent over the prior year, and the completion of the BenBilt Building Systems acquisition in the second quarter of 2016.

Millwork sales increased 6 percent in 2017 to $288.8 million, primarily due to increased construction activity and the acquisition. Building products sales increased 5 percent in 2017 to $229.6 million also primarily due to increased construction activity.  Wood product sales decreased 1 percent in 2017 to $55.6 million as we continue to de-emphasize this lower margin category.

Gross margin increased 3 percent to $119.0 million in 2017 compared to $115.6 million in 2016.  As a percentage of sales, gross margin was 20.7 percent in the nine-month period ended September 30, 2017, compared to 21.0 percent in the corresponding nine-month period in 2016. The gross margin percentage decrease was primarily due to increased production variances on millwork sales and a higher proportion of direct sales in our overall mix during the nine months ended September 30, 2017.

Operating expenses increased $18.6 million to $113.3 million in 2017, compared to $94.7 million in 2016.  The increase was primarily due to costs incurred as a result of hiring additional sales and warehouse personnel related to our Huttig-Grip Division and repair and remodel growth initiatives. The increase was also impacted by the BenBilt Building Systems operating expenses for nine months in 2017 compared to the post-acquisition period in 2016 and a general increase in costs which outpaced sales growth for the respective nine month periods.  As a percentage of sales, operating expenses increased to 19.7 percent in 2017 compared to 17.2 percent in 2016, as the Company increased headcount to service anticipated sales growth.

Net interest expense increased to $2.2 million in 2017, compared to $1.6 million in 2016.  The increase was primarily due to higher average debt and higher borrowing rates in 2017 compared to 2016.

Income tax expense of $0.8 million was recognized for the nine-month period ended September 30, 2017.  Income tax expense of $7.1 million was recognized in the nine-month period ended September 30, 2016.

As a result of the foregoing factors, we reported income from continuing operations of $2.7 million in 2017, compared to $12.2 million in 2016.

Adjusted EBITDA was $9.5 million for the nine months ended September 30, 2017 compared to $24.9 million for the nine months ended September 30, 2016. Adjusted EBITDA is a non-GAAP measurement. See attached reconciliation of Non-GAAP Financial Measures.

Balance Sheet

Total available liquidity was $70.9 million at September 30, 2017, representing a 16 percent decrease over total liquidity of $84.3 million at September 30, 2016.  At September 30, 2017, total available liquidity included $1.2 million of cash plus $69.7 million of availability under our credit facility, while at September 30, 2016, total available liquidity included $1.1 million of cash plus $83.2 million of availability under our credit facility.

Conference Call

Huttig Building Products, Inc. will host a conference call Tuesday, October 31, 2017 at 10:00 a.m. Central Time. Participants can listen to the call live via webcast by going to the investor portion of Huttig’s website at www.huttig.com/Investors/Investor-Relations.  Participants can also access the live conference call via telephone at (866) 238-1641 or (213) 660-0927 (international). The conference ID for this call is 1872259.

About Huttig

Huttig, currently in its 133rd year of business, is one of the largest domestic distributors of millwork, building materials and wood products used principally in new residential construction and in home improvement, remodeling and repair work. Huttig distributes its products through 27 distribution centers serving 41 states. Huttig's wholesale distribution centers sell principally to building materials dealers, national buying groups, home centers and industrial users, including makers of manufactured homes.

Forward-Looking Statements

This press release contains forward-looking information as defined by the United States Private Securities Litigation Reform Act of 1995. This information presents management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. Factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information, include, but are not limited to the strength of construction, home improvement and remodeling markets and the recovery of the homebuilding industry to levels consistent with the historical average of total housing starts; the cyclical nature of our industry; the uncertainties resulting from changes to policies and laws following the U.S. election in November 2016; the cost of environmental compliance, including actual expenses we may incur to resolve proceedings we are involved in arising out of the formerly owned facility in Montana; any limitations on our ability to utilize our deferred tax assets to reduce future taxable income and tax liabilities; our ability to comply with, and the restrictive effect of, the financial covenant applicable under our credit facility; the loss of a significant customer; deterioration of our customers’ creditworthiness or our inability to forecast such deteriorations; commodity prices; risks associated with our private brands; termination of key supplier relationships; risks of international suppliers; competition with existing or new industry participants; goodwill impairment; the seasonality of our operations; significant uninsured claims; federal and state transportation regulations; fuel cost increases; our failure to attract and retain key personnel;  deterioration in our relationship with our unionized employees, including work stoppages or other disputes; funding requirements for multi-employer pension plans for our unionized employees; product liability claims and other claims, litigation matters or regulatory proceedings; and the integration of any business we acquire and the liabilities of such businesses. Other important factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information, include, but are not limited to, those detailed in Huttig's Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the Securities and Exchange Commission and in other reports filed by Huttig with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

Huttig supplements its reporting of net income with non-GAAP measurement of Adjusted EBITDA. This supplemental information should not be considered in isolation or as a substitute for GAAP measures.

Huttig defines Adjusted EBITDA as net income adjusted for interest, income taxes, depreciation and amortization and other special significant items as listed in the table below.

Huttig presents Adjusted EBITDA because it is a primary measure used by management, and by similar companies in the industry, to evaluate operating performance and Huttig believes it enhances investors’ overall understanding of the financial performance of our business.  Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance.  Huttig compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors affecting the business.  Because not all companies use identical calculations, Huttig’s presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA (unaudited)

The following table presents a reconciliation of net income, the most directly comparable financial measure under GAAP, to Adjusted EBITDA for the periods presented (in millions):

	Three Months Ended		Nine Months Ended		Trailing Twelve Months
	September 30,		September 30,		Ended September 30,
	2017	2016	2017	2016	2017
Net income	$1.4	$4.7	$2.7	$16.5	$2.5
Discontinued operations, net	(0.1)	0.1	-	(4.3)	1.3
Interest expense, net	0.9	0.5	2.2	1.6	2.8
Income tax expense (benefit)	0.9	2.5	0.8	7.1	0.9
Depreciation and amortization	1.3	1.0	3.6	2.8	4.7
Stock compensation expense	0.5	0.4	1.6	1.2	2.1
Adjusted EBITDA	$4.9	$9.2	$10.9	$24.9	$14.3

HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In Millions, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net sales	$199.6	$192.8	$574.0	$549.5
Cost of sales	158.3	151.4	455.0	433.9
Gross margin	41.3	41.4	119.0	115.6
Operating expenses	38.2	33.6	113.3	94.7
Operating income	3.1	7.8	5.7	20.9
Interest expense, net	0.9	0.5	2.2	1.6
Income from continuing operations before income taxes	2.2	7.3	3.5	19.3
Income tax expense	0.9	2.5	0.8	7.1
Income from continuing operations	1.3	4.8	2.7	12.2
Income (loss) from discontinued operations, net of taxes	0.1	(0.1)	—	4.3
Net income	$1.4	$4.7	$2.7	$16.5

Income from continuing operations per share - basic and diluted	$0.05	$0.19	$0.10	$0.48
Income (loss) from discontinued operations per share - basic and diluted	$0.00	$0.00	$0.00	$0.17
Net income per share - basic and diluted	$0.05	$0.19	$0.10	$0.65

Weighted average shares outstanding:
Basic and diluted shares outstanding	24.9	24.6	24.8	24.5

HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(In Millions)

	September 30,	December 31,	September 30,
	2017	2016	2016
ASSETS
CURRENT ASSETS:
Cash and equivalents	$1.2	$0.3	$1.1
Trade accounts receivable, net	87.5	59.3	78.7
Net inventories	108.1	81.0	84.4
Other current assets	12.1	9.5	7.2
Total current assets	208.9	150.1	171.4

PROPERTY, PLANT AND EQUIPMENT:
Land	5.0	5.0	5.0
Buildings and improvements	30.8	29.7	29.5
Machinery and equipment	49.5	43.5	41.5
Gross property, plant and equipment	85.3	78.2	76.0
Less accumulated depreciation	55.5	53.3	52.6
Property, plant and equipment, net	29.8	24.9	23.4

OTHER ASSETS:
Goodwill	9.5	9.5	9.5
Deferred income taxes	11.3	10.3	7.8
Other	7.0	7.5	14.8
Total other assets	27.8	27.3	32.1
TOTAL ASSETS	$266.5	$202.3	$226.9

HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(In Millions, Except Share Data)

	September 30,	December 31,	September 30,
	2017	2016	2016
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$1.2	$1.0	$0.8
Trade accounts payable	66.7	47.2	57.2
Deferred income taxes	—	—	5.0
Accrued compensation	3.5	6.8	5.2
Other accrued liabilities	13.7	15.1	13.0
Total current liabilities	85.1	70.1	81.2
NON-CURRENT LIABILITIES:
Long-term debt, less current maturities	102.3	54.5	68.1
Other non-current liabilities	3.4	7.2	7.3
Total non-current liabilities	105.7	61.7	75.4

SHAREHOLDERS' EQUITY:
Preferred shares: $.01 par (5,000,000 shares authorized)	—	—	—
Common shares: $.01 par (75,000,000 shares authorized: 25,879,812; 25,638,862; and 25,466,252 shares issued at September 30, 2017, December 31, 2016 and September 30, 2016, respectively)	0.3	0.3	0.3
Additional paid-in capital	43.5	42.8	42.4
Retained earnings	31.9	27.4	27.6
Total shareholders' equity	75.7	70.5	70.3

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$266.5	$202.3	$226.9

HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In Millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Cash Flows From Operating Activities:
Net income	$1.4	$4.7	$2.7	$16.5
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Income (loss) from discontinued operations	(0.1)	0.1	—	(4.3)
Depreciation and amortization	1.3	1.0	3.6	2.8
Non-cash interest expense	—	0.1	0.2	0.3
Stock-based compensation	0.5	0.4	1.6	1.2
Deferred taxes	0.9	2.4	0.8	9.3
Changes in operating assets and liabilities:
Trade accounts receivable	13.6	4.1	(28.2)	(20.9)
Net inventories	(11.2)	(6.0)	(27.1)	(18.0)
Trade accounts payable	3.1	1.0	19.5	12.7
Other	(3.3)	2.5	(7.6)	(1.1)
Cash provided by (used in) continuing operating activities	6.2	10.3	(34.5)	(1.5)
Cash (used in) provided by discontinued operating activities	(2.2)	(0.8)	(3.9)	3.6
Total cash provided by (used in) operating activities	4.0	9.5	(38.4)	2.1
Cash Flows From Investing Activities:
Capital expenditures	(2.2)	(1.5)	(5.7)	(2.7)
Acquisition	—	—	—	(17.3)
Total cash used in investing activities	(2.2)	(1.5)	(5.7)	(20.0)
Cash Flows From Financing Activities:
Borrowings of debt, net	(1.6)	(7.7)	45.9	19.1
Repurchase shares of common stock	—	—	(0.9)	(0.4)
Total cash (used in) provided by financing activities	(1.6)	(7.7)	45.0	18.7
Net increase in cash and equivalents	0.2	0.3	0.9	0.8
Cash and equivalents, beginning of period	1.0	0.8	0.3	0.3
Cash and equivalents, end of period	$1.2	$1.1	$1.2	$1.1

Supplemental Disclosure of Cash Flow Information:
Interest paid	$0.8	$0.5	$1.9	$1.4
Income taxes paid	—	—	0.4	0.4

For more information, contact:

investor@huttig.com